UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

          Date of Report (Date of earliest reported): November 23, 2005

                         ADDISON-DAVIS DIAGNOSTICS, INC.
               (Exact name of registrant as specified in charter)

          Delaware                     000-25022                  800103134
(State or other jurisdiction          (Commission               (IRS Employer
      of incorporation)               File Number)           Identification No.)

               143 Triunfo Canyon Road Westlake Village, CA 91361
       Registrant's telephone number, including area code: (805) 494-7838

                                   Copies to:
                             Darrin M. Ocasio, Esq.
                       Sichenzia Ross Friedman Ference LLP
              1065 Avenue of the Americas New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act 17 CFR 240.13e-4(c))


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Section 1 - Registrant's Business and Operations.

Item 1.01 - Entry into a Material Definitive Agreement.

On November 23, 2005, we entered into a License Agreement under which we granted an exclusive worldwide License of Intellectual Property ("License") to Montecito Bio Sciences, Ltd. to brand develop, manage, provide sales strategy, manufacture and to sell and distribute our Drug Stop drug-test product for over-the-counter ("OTC") sales. The License shall remain in full force and effect for a period of five (5) years and shall automatically be extended for an additional five (5) year period so long as neither party causes a termination of the License pursuant to its terms. As consideration for granting the License, we shall receive a royalty equal to Seven and One Half Percent (7.5%) of the gross revenues derived from sales of the DrugStop product sold over-the-counter in stores, calling centers, Internet or other OTC means during the term of the License.

We believe that it is in our company's and our shareholder's best interests to license the Drug Stop product because we cannot afford the financial burden of ongoing costs associated with the branding, manufacture, marketing, sale and distribution of such product to the over-the-counter (OTC) market, which we believe could be a major market. Outright ownership of our self-regulating urine specimen quick-test for drugs of abuse DrugStop product has resulted in the addition of a valuable asset that is currently revenue producing, and adding licensed products that are immediately marketable without additional cost is, in our opinion, the direction which we should pursue.

As reported in the Report of Independent Registered Public Accounting Firm on our June 30, 2005 financial statements, we have incurred losses from operations and we have not generated significant net sales revenue that raised substantial doubt about our ability to continue as a going concern. No assurance can be given that our convertible note funding will generate sufficient cash to satisfy our need for additional capital or that other debt or equity financing will be available to us on satisfactory terms.

Item 9.01         Financial Statements and Exhibits.

(a) Financial statements of business acquired.

         Not applicable.

(b)      Pro forma financial information.

         Not applicable.

(c)      Exhibits.

 Exhibit Number                        Description
--------------- ----------------------------------------------------------------

    10.1 License Agreement dated November 23, 2005, by and between Addison-Davis Diagnostics, Inc. and Montecito Bio Sciences, Ltd.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              ADDISON-DAVIS DIAGNOSTICS, INC.


Date: January 11, 2006                        /s/ Fred De Luca
                                              ----------------
                                              Fred De Luca
                                              Secretary and Chairman